Exhibit 99.1

News Release

For Immediate Release	Contact:	978-619-1300
Wednesday October 23, 2019		Michael T. Prior
Chairman and
Chief Executive Officer

Justin D. Benincasa
Chief Financial Officer

ATN Reports

Third Quarter 2019 Results

Third Quarter Results

•	Revenue was $115.6 million compared to prior year of $121.1 million
•	Excluding one-time items and a sale transaction, revenue increased year-on-year
•	International Telecom operations continue strong cash flow trends
•	US Telecom operations benefitted from new long-term contracts

Beverly, MA (October 23, 2019) -- ATN International, Inc. (Nasdaq: ATNI) today reported results for the third quarter ended September 30, 2019.

Business Review and Outlook

“Our third quarter performance reflects both continued organic growth in our International Telecom businesses and the improved performance of our US Telecom segment,” said Michael Prior, Chairman, and Chief Executive Officer. “While reported revenues and operating income declined year-on-year, adjusting for non-recurring items included in the year-ago quarter, consolidated recurring revenue¹ increased at a mid-single digit rate, driving even higher year-on-year growth in Adjusted EBITDA.

“We continued to achieve positive operating results in our International Telecom segment, where we are benefitting from leadership positions in key markets and the network investments made in the past several years to expand fiber coverage and data capacity. Additionally, the steady recovery of our U.S. Virgin Islands business is evident as more hotels and residential housing units come back online in the market, and we take back market share. Adjusting for non-recurring items that were included in the year-ago quarter, our International Telecom segment revenue increased 6%, and we anticipate continued year-on-year revenue growth for the segment in the fourth quarter. More important, quarterly results for this segment again showed a significant improvement in free cash flow compared to 2018 levels.

“US Telecom segment revenues also increased at a mid-single digit rate in the third quarter, and we were pleased to see a positive year-over-year comparison for the quarter. The positive revenue performance this quarter benefitted from a full quarter of Connect America Fund Phase ll (CAF II) federal support revenue and the new contract signed in August as part of a comprehensive agreement to support AT&T’s partnership with the First Responder Network Authority, known as FirstNet. The infrastructure services and support deliverables of this agreement will provide ATN with stable, long-term recurring revenue and consistent cash flows. We expect year-on-year US Telecom segment comparisons to continue to be favorable in this year’s fourth quarter.

“With respect to our Renewable Energy segment, we are building part of our shovel ready pipeline and adding additional capacity, while at the same time holding preliminary discussions with potential strategic partners interested in investing through the Vibrant Energy platform.”

Third Quarter 2019 Financial Results

Third quarter 2019 revenues of $115.6 million were down 5% compared to last year’s reported revenues of $121.1 million. Compared with third quarter 2018 recurring revenues[1] of $109.7 million, third quarter 2019 recurring revenues[1] increased by 5%. Last year’s reported revenues included $4.2 million from the Company’s U.S. solar portfolio sold in late 2018 and non-recurring revenue of $7.2 million for additional hurricane related USF high cost support funding from the FCC for our U.S. Virgin Islands business. Operating income for the third quarter of 2019 was $10.2 million compared with the prior year’s $30.8 million, and Adjusted EBITDA2 was $33.0 million, compared to $38.9 million in the prior year period. In addition to the $11.4 million of 2018 non-recurring revenue items noted above, the operating income comparison was also negatively affected by the prior year’s gain of $13.5 million from the sale of certain US Telecom assets. Other income (expense) also includes a $2.1 million mark-to-market write-down of a non-controlling equity investment. Net income attributable to ATN’s stockholders for the third quarter was $1.4 million, or $0.09 per diluted share, compared with the prior year period’s net income of $17.0 million, or $1.06 per diluted share.

______________________________________________________________________

1 See Table 6 for reconciliation of Revenue to Recurring Revenue, which is a non-GAAP measure

2 See Table 5 for reconciliation of Net Income to Adjusted EBITDA.

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Third Quarter 2019 Operating Highlights

The Company has three reportable segments: (i) US Telecom; (ii) International Telecom; and (iii) Renewable Energy.

Segment Results (in Thousands)

	Three Months Ended September 30, 2019
	US Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$32,893	$81,285	$1,438	$-	$115,616
Operating Income (Loss)	$7,912	$10,867	$(714)	$(7,817)	$10,248
Adjusted EBITDA[2]	$13,779	$24,956	$337	$(6,068)	$33,004

Nine Months Ended September 30, 2019
Capital Expenditures	$8,533	$33,159	$2,183	$5,611	$49,486

	Three Months Ended September 30, 2018
	US Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$31,808	$83,912	$5,418	$-	$121,138
Operating Income (Loss)	$22,773	$16,239	$(177)	$(8,011)	$30,824
Adjusted EBITDA[2]	$13,529	$28,645	$3,090	$(6,374)	$38,890

Nine Months Ended September 30, 2018
Capital Expenditures	$9,460	$136,791	$1,641	$6,386	$154,278

The following is the reconciliation of Revenue to Recurring Revenue for the three months ended September 30, 2019 and September 30, 2018:

Reconciliation of Revenue to Recurring Revenue1 (in Thousands)

	Three Months Ended September 30, 2019
	US Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$32,893	$81,285	$1,438	$-	$115,616
Adjustments	$-	$-	$-	$-	$-
Recurring Revenue[1]	$32,893	$81,285	$1,438	$-	$115,616

	Three Months Ended September 30, 2018
	US Telecom	International Telecom	Renewable Energy	Corporate and Other	Total
Revenue	$31,808	$83,912	$5,418	$-	$121,138
USF Incremental high cost support funding	$-	$(7,219)	$-	$-	$(7,219)
US Solar portfolio revenues	$-	$-	$(4,182)	$-	$(4,182)
Recurring Revenue[1]	$31,808	$76,693	$1,236	$-	$109,737

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International Telecom

International Telecom consists of a broad range of information and communications services including wireline and wireless data, internet, voice and video service revenues from our operations in Bermuda and the Caribbean. International Telecom revenues decreased 3% year-on-year mainly due to the non-recurring $7.2 million of USF high cost support funding from the FCC received in the third quarter of 2018. Offsetting the loss of those non-recurring revenues has been a strong increase in broadband revenues in most of our markets, including the U.S. Virgin Islands, where the market and our operations continue to recover from the 2017 hurricanes. We expect continued year-on-year revenue improvement in this segment in the fourth quarter of 2019. International Telecom operating income decreased 33% to $10.9 million from the prior year’s quarter and Adjusted EBITDA2 decreased 13% to $25.0 million from the prior year’s quarter, both as a result of the $7.2 million non-recurring revenue received in the third quarter of 2018. This was partially offset by higher broadband revenues in multiple markets and the post-storm recovery in the U.S. Virgin Islands.

US Telecom

US Telecom revenues consist mainly of wireless revenues from our voice and data wholesale wireless operations and our smaller retail operations in the Southwestern United States, as well as enterprise and wholesale wireline revenues. US Telecom segment revenues increased by 3% primarily due to the CAF II federal support revenues, which began earlier in 2019. US Telecom revenues increased 25% sequentially over the prior quarter, reflecting higher seasonal traffic volumes and the commencement of the FirstNet agreement. We expect construction revenues under the network build portion of the FirstNet agreement to begin in the fourth quarter and continue through mid-2021. As revenues from the build will be largely offset by construction costs, it should not have a material impact on Adjusted EBITDA2 or operating income. Adjusted EBITDA2 for this segment increased by 2% to $13.8 million year-on-year due to the impact of the CAF II revenues offset partially by Mobility Fund expense offsets discontinued from the prior year and additional operating costs related to early stage business investments. The decrease in this segment’s operating income from the prior year’s $22.8 million to $7.9 million was mostly due to the $13.5 million gain on sale of certain wholesale wireless cell sites in the third quarter of 2018.

Renewable Energy

Renewable Energy segment revenues are principally the result of the generation and sale of energy from our commercial solar projects in India. In the fourth quarter of 2018, ATN completed the sale of its portfolio of solar projects in the United States. As a result, third quarter 2019 revenues were $1.4 million, compared to $5.4 million in the prior year quarter, operating loss was $0.7 million compared to an operating loss of $0.2 million in the prior year quarter and Adjusted EBITDA2 amounted to $0.3 million, compared to $3.1 million in the third quarter of 2018. Year-on-year revenue, operating income and Adjusted EBITDA2 comparisons for this segment will also be negative for the fourth quarter as a result of the sale transaction.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash at September 30, 2019 was $166.4 million. Additionally, the Company ended the third quarter with $3.3 million in short-term investments. Net cash provided by operating activities was $56.8 million for the first nine months of 2019, compared with $98.0 million for the prior year period. The decrease in operating cash flow compared with the prior year is mostly the result of lower net income, the current year income tax payments of $28.5 million primarily related to the gain on the 2018 sale of the U.S. Solar asset portfolio, and other working capital activity in the current year. For the first nine months of 2019, the Company used net cash of $83.4 million for investing and financing activities compared to $143.6 million for the first nine months of 2018. This included $49.5 million in capital expenditures, $10.3 million for minority investments and $8.2 million of dividends on common stock. Management expects full year 2019 capital expenditures in International Telecom to be approximately $50 million which would be approximately $110 million below 2018 levels. In the US Telecom segment, we expect capital expenditures to be approximately $10 - $15 million, including some required capital spending related to towers and backhaul in conjunction with the FirstNet contract. In the Renewable Energy segment, we expect $6 - $7 million of project costs in 2019 related to building additional capacity.

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Conference Call Information

ATN will host a conference call on Thursday, October 24, 2019 at 9:30 a.m. Eastern Time (ET) to discuss its third quarter 2019 results. The call will be hosted by Michael Prior, Chairman and Chief Executive Officer, and Justin Benincasa, Chief Financial Officer. The dial-in numbers are US/Canada: (877) 734-4582 and International: (678) 905-9376, conference ID 4758768. A replay of the call will be available at ir.atni.com beginning at 1:00 p.m. (ET) on October 24, 2019.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, invests in and operates communications, energy and technology businesses in the United States and internationally, including the Caribbean region and Asia-Pacific, with a particular focus on markets with a need for significant infrastructure investments and improvements. Our operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential and business customers, including a range of mobile wireless solutions, high speed internet services, video services and local exchange services, (ii) distributed solar electric power to corporate and government customers and (iii) wholesale communications infrastructure services such as terrestrial and submarine fiber optic transport, communications tower facilities, managed mobile networks, and in-building systems. For more information, please visit www.atni.com.

Cautionary Language Concerning Forward Looking Statements

This press release contains forward-looking statements relating to, among other matters, our future financial performance and results of operations including revenue and adjusted EBITDA expectations and capital expenditures for 2019; the competitive environment in our key markets, demand for our services and industry trends; our growth opportunities; the estimated increase in revenues from our customers in the U.S. Virgin Islands following the hurricanes; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results.  Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of our operations, including operating margins, revenues, capital expenditures, and the future growth and retention of our major customers and subscriber base and consumer demand for solar power; (2) our ability to maintain favorable roaming arrangements, receive roaming traffic and satisfy the needs and demands of our major wireless customers; (3) our ability to efficiently and cost-effectively upgrade our networks and IT platforms to address  rapid and significant technological changes in the telecommunications industry; (4) government regulation of our businesses, which may impact our FCC and other telecommunications licenses or our renewables businesses; (5) our reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure; (6) economic, political and other risks facing our operations; (7) the loss of or an inability to recruit skilled personnel in our various jurisdictions, including key members of management; (8) our ability to expand and obtain funding for our renewable energy business; (9) our ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (10) the occurrence of weather events and natural catastrophes; (11) increased competition; (12) the adequacy and expansion capabilities of our network capacity and customer service system to support our customer growth; (13) our continued access to capital and credit markets; and (14) the risk of currency fluctuation for those markets in which we operate. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019 and the other reports we file from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.

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Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, ATN has included Recurring Revenue and Adjusted EBITDA in this release and in the tables included herein.

Recurring Revenue is defined as total revenue adjusted to exclude the receipt of incremental USF support funds in support of the Company’s restoration of its network following the 2017 hurricanes in the U.S. Virgin Islands, revenues from our U.S. solar asset portfolio that was sold in Q4 2018, and revenues from the sale of certain US Telecom wholesale wireless cell sites in Q2 2018.

Adjusted EBITDA is defined as net income attributable to ATN stockholders before (gain) loss on disposition of long-lived assets, restructuring charges, interest, taxes, depreciation and amortization, transaction-related charges, other income or expense, loss on damaged assets and other hurricane charges, net of insurance recovery and net income attributable to non-controlling interests.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. ATN’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measure is set forth in the text of, and the accompanying tables to, this press release. While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

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Table 1
ATN International, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in Thousands)

	September 30, 2019	December 31, 2018
Assets:
Cash and cash equivalents	$165,280	$191,836
Restricted cash	1,071	1,071
Short-term investments	3,250	393
Other current assets	88,210	82,465

Total current assets	257,811	275,765

Property, plant and equipment, net	605,501	626,852
Operating lease right-of-use assets	71,111	-
Goodwill and other intangible assets, net	165,521	166,979
Other assets	62,856	37,708

Total assets	$1,162,800	$1,107,304

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$4,688	$4,688
Taxes payable	9,999	31,795
Current portion of operating lease liabilities	9,912	-
Other current liabilities	116,431	104,167

Total current liabilities	141,030	140,650

Long-term debt, net of current portion	$83,577	$86,294
Deferred income taxes	3,989	10,276
Operating lease liabilities	59,663	-
Other long-term liabilities	56,242	46,760

Total liabilities	344,501	283,980

Total ATN International, Inc.’s stockholders’ equity	688,083	695,387
Non-controlling interests	130,216	127,937

Total equity	818,299	823,324

Total liabilities and stockholders’ equity	$1,162,800	$1,107,304

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Table 2
ATN International, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in Thousands, Except per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Wireless	$54,555	$52,003	$143,705	$153,046
Wireline	59,623	63,717	178,555	173,083
Renewable energy	1,438	5,418	4,377	17,272
Total revenue	115,616	121,138	326,637	343,401

Operating expenses:
Termination and access fees	27,622	29,866	83,440	84,037
Engineering and operations	20,095	18,177	58,234	54,738
Sales, marketing and customer service	9,785	8,995	29,048	25,969
General and administrative	25,110	25,210	75,518	77,470
Transaction-related charges	21	178	89	642
Depreciation and amortization	22,603	21,384	64,870	64,602
(Gain) loss on disposition of assets	132	(13,496)	321	(15,509)
Loss on damaged assets and other hurricane related charges	-	-	-	666
Total operating expenses	105,368	90,314	311,520	292,615

Operating income	10,248	30,824	15,117	50,786

Other income (expense):
Interest expense, net	(884)	(1,661)	(1,983)	(5,339)
Other income (expense)	(2,686)	(1,244)	(2,755)	(3,042)
Other income (expense), net	(3,570)	(2,905)	(4,738)	(8,381)

Income before income taxes	6,678	27,919	10,379	42,405
Income tax expense	1,834	7,010	2,774	13,018

Net Income	4,844	20,909	7,605	29,387

Net income attributable to non-controlling interests, net	(3,459)	(3,887)	(8,657)	(10,705)

Net income (loss) attributable to ATN International, Inc. stockholders	$1,385	$17,022	$(1,052)	$18,682

Net income (loss) per weighted average share attributable to ATN International, Inc. stockholders:

Basic Net Income (Loss)	$0.09	$1.07	$(0.07)	$1.17

Diluted Net Income (Loss)	$0.09	$1.06	$(0.07)	$1.16

Weighted average common shares outstanding:
Basic	16,000	15,958	15,984	15,987
Diluted	16,007	16,021	15,984	16,042

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Table 3
ATN International, Inc.
Unaudited Condensed Consolidated Cash Flow Statement
(in Thousands)

	Nine Months Ended September 30,
	2019	2018
Net income	$7,605	$29,387
Depreciation and amortization	64,870	64,602
Provision for doubtful accounts	3,796	4,199
(Gain) Loss on disposition of assets	321	(15,509)
Stock-based compensation	4,881	5,071
Deferred income taxes	(6,287)	(3,062)
Investment loss	2,313	-
Change in prepaid and accrued income taxes	(13,889)	10,557
Change in other operating assets and liabilities	(7,444)	(19)
Other non-cash activity	681	2,788

Net cash provided by operating activities	56,847	98,014

Capital expenditures	(49,363)	(75,375)
Hurricane rebuild capital expenditures	(123)	(78,903)
Hurricane insurance proceeds	-	34,606
Purchases of strategic investments	(10,285)	(3,000)
Proceeds from sale of short-term investments	5,141	6,564
Purchase of short-term investments	(8,028)	-
Proceeds from sale of assets	-	4,130
Divestiture of business	-	926
Government grants	-	5,400

Net cash used in investing activities	(62,658)	(105,652)

Dividends paid on common stock	(8,160)	(8,153)
Distributions to non-controlling interests	(5,760)	(15,271)
Principal repayments of term loan	(2,825)	(5,723)
Payment of debt issuance costs	(1,340)	-
Stock-based compensation share repurchases	(1,607)	(2,101)
Purchases of common stock - share buyback	(162)	(1,576)
Repurchases of non-controlling interests	(1,353)	(5,196)
Investments made by minority shareholders	488	-
Other	-	72

Net cash used in financing activities	(20,719)	(37,948)

Effect of foreign currency exchange rates on total cash, cash equivalents and restricted cash	(26)	(353)

Net change in total cash, cash equivalents and restricted cash	(26,556)	(45,939)

Total cash, cash equivalents and restricted cash, beginning of period	192,907	219,890

Total cash, cash equivalents and restricted cash, end of period	$166,351	$173,951

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Table 4
ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended September 30, 2019 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Wireless	$32,168	$22,387	$-	$-	$54,555
Wireline	725	58,898	-	-	59,623
Renewable Energy	-	-	1,438	-	1,438
Total Revenue	$32,893	$81,285	$1,438	$-	$115,616

Operating Income (Loss)	$7,912	$10,867	$(714)	$(7,817)	$10,248
Stock-based compensation	$-	$285	$-	$1,263	$1,548
Non-controlling interest ( net income or (loss) )	$(1,342)	$(2,154)	$37	$-	$(3,459)

Non GAAP measure:
Adjusted EBITDA (1)	$13,779	$24,956	$337	$(6,068)	$33,004

Balance Sheet Data (at September 30, 2019):
Cash, cash equivalents and investments	$36,738	$51,178	$21,030	$59,585	$168,530
Total current assets	60,782	101,113	38,696	57,220	257,811
Fixed assets, net	69,642	470,338	43,497	22,024	605,501
Total assets	230,585	660,367	86,224	185,624	1,162,800
Total current liabilities	30,870	75,348	1,354	33,458	141,030
Total debt	-	88,265	-	-	88,265

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended September 30, 2018 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Wireless	$29,784	$22,219	$-	$-	$52,003
Wireline	2,024	61,693	-	-	63,717
Renewable Energy	-	-	5,418	-	5,418
Total Revenue	$31,808	$83,912	$5,418	$-	$121,138

Operating Income (Loss)	$22,773	$16,239	$(177)	$(8,011)	$30,824
Stock-based compensation	-	20	29	1,344	1,393
Non-controlling interest ( net income or (loss) )	$(1,299)	$(2,375)	$(213)	$-	$(3,887)

Non GAAP measure:
Adjusted EBITDA (1)	$13,529	$28,645	$3,090	$(6,374)	$38,890

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ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the nine months ended September 30, 2019 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Wireless	$78,261	$65,444	$-	$-	$143,705
Wireline	2,538	176,017	-	-	178,555
Renewable Energy	-	-	4,377	-	4,377
Total Revenue	$80,799	$241,461	$4,377	$-	$326,637

Operating Income (Loss)	$5,927	$35,802	$(750)	$(25,862)	$15,117
Stock-based compensation	$-	306	$-	4,575	$4,881
Non-controlling interest ( net income or (loss) )	$(1,864)	$(6,810)	$17	$-	$(8,657)

Non GAAP measure:
Adjusted EBITDA (1)	$23,007	$76,497	$1,693	$(20,800)	$80,397

Statement of Cash Flows Data:
Capital expenditures	$8,533	$33,159	$2,183	$5,611	$49,486

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the nine months ended September 30, 2018 is as follows:

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Wireless	$85,767	$67,279	$-	$-	$153,046
Wireline	4,824	168,259	-	-	173,083
Renewable Energy	-	-	17,272	-	17,272
Total Revenue	$90,591	$235,538	$17,272	$-	$343,401

Operating Income (Loss)	$35,839	$37,449	$3,687	$(26,189)	$50,786
Stock-based compensation	-	68	86	4,917	5,071
Non-controlling interest ( net income or (loss) )	$(2,771)	$(7,209)	$(725)	$-	$(10,705)

Non GAAP measure:
Adjusted EBITDA (1)	$38,208	$74,055	$10,691	$(21,767)	$101,187

Statement of Cash Flows Data:
Capital expenditures	$9,460	$136,791	$1,641	$6,386	$154,278

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ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

at December 31, 2018

	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Balance Sheet Data (at December 31, 2018):
Cash, cash equivalents and investments	$19,118	$32,390	$62,678	$78,043	$192,229
Total current assets	36,801	75,304	80,553	83,107	275,765
Fixed assets, net	78,102	482,770	45,599	20,381	626,852
Total assets	172,634	622,454	130,427	181,789	1,107,304
Total current liabilities	15,783	82,575	3,465	38,827	140,650
Total debt	-	90,970	12	-	90,982

(1) See Table 5 for reconciliation of Net Income to Adjusted EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

	Quarter ended
	September 30,	December 31,	March 31,	June 30,	September 30,
	2018**	2018**	2019	2019	2019
US Telecom Operational Data:
Wireless - Total Domestic Base Stations	1,035	1,045	1,046	1,048	1,048

International Telecom Operational Data:
Wireline - Voice / Access lines*	170,400	171,100	171,200	171,200	170,200
Wireline - Data Subscribers*	116,800	119,800	123,600	124,700	127,100
Wireline - Video Subscribers	43,600	41,700	41,000	39,700	38,600
Wireless - Subscribers*	300,600	300,400	293,500	290,400	284,800

* Subscriber counts were adjusted for all periods presented based upon a change in methodology

**  For the presented 2018 quarters, subscribers for wireline voice, data and video in the U.S. Virgin Islands are included as active and in the subscriber count, but many were not billed post-hurricane

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Table 5

  ATN International, Inc.

  Reconciliation of Non-GAAP Measures

  (In Thousands)

Reconciliation of Net Income to Adjusted EBITDA for the Three Months Ended September 30, 2019 and 2018

Three Months Ended September 30, 2019
	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Net income (loss)attributable to ATN International, Inc. stockholders					$1,385
Net income attributable to non-controlling interests, net of tax					3,459
Income tax expense					1,834
Other (income) expense, net					2,686
Interest expense, net					884
Operating income	$7,912	$10,867	$(714)	$(7,817)	$10,248
Depreciation and amortization	5,770	14,089	1,016	1,728	22,603
(Gain) Loss on disposition of assets	97	-	35	-	132
Transaction-related charges	-	-	-	21	21
Adjusted EBITDA	$13,779	$24,956	$337	$(6,068)	$33,004

Three Months Ended September 30, 2018
	US Telecom	International Telecom	Renewable Energy	Corporate and Other *	Total
Net Income (loss) attributable to ATN International, Inc. stockholders					$17,022
Net income attributable to non-controlling interests, net of tax					3,887
Income tax benefit					7,010
Other expense, net					1,244
Interest expense, net					1,661
Operating income	$22,773	$16,239	$(177)	$(8,011)	$30,824
Depreciation and amortization	5,665	12,441	1,819	1,459	21,384
(Gain) loss on disposition of assets	(14,909)	(35)	1,448	-	(13,496)
Transaction-related charges	-	-	-	178	178
Adjusted EBITDA	$13,529	$28,645	$3,090	$(6,374)	$38,890

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

13

Reconciliation of Net Income to Adjusted EBITDA for the Nine Months Ended September 30, 2019 and 2018

Nine Months Ended September 30, 2019

	US	International	Renewable	Corporate
	Telecom	Telecom	Energy	and Other *	Total
Net income attributable to ATN International, Inc. stockholders					$(1,052)
Net income attributable to non-controlling interests, net of tax					8,657
Income tax expense					2,774
Other (income) expense, net					2,755
Interest expense, net					1,983
Operating income	$5,927	$35,802	$(750)	$(25,862)	$15,117
Depreciation and amortization	16,919	40,709	2,269	4,973	64,870
(Gain) Loss on disposition of long-lived assets	161	(14)	174	-	321
Transaction-related charges	-	-	-	89	89
Adjusted EBITDA	$23,007	$76,497	$1,693	$(20,800)	$80,397

Nine Months Ended September 30, 2018

	US	International	Renewable	Corporate
	Telecom	Telecom	Energy	and Other *	Total
Net Income attributable to ATN International, Inc. stockholders					$18,682
Net income attributable to non-controlling interests, net of tax					10,705
Income tax expense					13,018
Other (income) expense, net					3,042
Interest expense, net					5,339
Operating income	$35,839	$37,449	$3,687	$(26,189)	$50,786
Depreciation and amortization	19,013	35,907	5,492	4,190	64,602
(Gain) Loss on disposition of long-lived assets	(17,054)	33	1,512	-	(15,509)
Loss on damaged assets and other hurricane related charges, net of insurance recovery	-	666	-	-	666
Transaction-related charges	410	-	-	232	642
Adjusted EBITDA	$38,208	$74,055	$10,691	$(21,767)	$101,187

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Table 6
ATN International, Inc.
Reconciliation of Non GAAP Measures
(in Thousands)

Reconciliation of Revenue to Recurring Revenue for the Three Months Ended September 30, 2019 and 2018

Three Months Ended September 30, 2019

	US	International	Renewable
	Telecom	Telecom	Energy	Total
Revenue	$32,893	$81,285	$1,438	$115,616

Adjustments for Recurring Revenue:	-	-	-	-

Recurring Revenue	$32,893	$81,285	$1,438	$115,616

Three Months Ended September 30, 2018

	US	International	Renewable
	Telecom	Telecom	Energy	Total
Revenue	$31,808	$83,912	$5,418	$121,138

Less: USF incremental high cost support funding	-	(7,219)	-	(7,219)
Less: Revenues of US Solar asset portfolio, sold in Q4 2018	-	-	(4,182)	(4,182)

Recurring Revenue	$31,808	$76,693	$1,236	$109,737

Reconciliation of Revenue to Recurring Revenue for the Nine Months Ended September 30, 2019 and 2018

Nine Months Ended September 30, 2019

	US	International	Renewable
	Telecom	Telecom	Energy	Total
Revenue	$80,799	$241,461	$4,377	$326,637

Adjustments for Recurring Revenue:	-	-	-	-

Recurring Revenue	$80,799	$241,461	$4,377	$326,637

Nine Months Ended September 30, 2018

	US	International	Renewable
	Telecom	Telecom	Energy	Total
Revenue	$90,591	$235,538	$17,272	$343,401

Less: USF incremental high cost support funding	-	(15,400)	-	(15,400)
Less: Revenues of US Solar asset portfolio, sold in Q4 2018	-	-	(13,282)	(13,282)
Less: Revenues from US Telecom wholesale wireless cell sites sold in Q2 2018	(4,052)	-	-	(4,052)

Recurring Revenue	$86,539	$220,138	$3,990	$310,667

15